Exhibit 99.2

Urology Associates of North Texas, L.L.P.

Condensed Combined Financial Statements

For the six months ended June 30, 2012

Urology Associates of North Texas, L.L.P.

Urology Associates of North Texas, L.L.P.

CONDENSED COMBINED BALANCE SHEETS

	June 30, 2012	December 31, 2011
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,482,105	$1,953,587
Accounts receivable – net of contractual allowances and allowance for doubtful accounts	3,697,743	3,540,286
Accounts receivable - other	1,297,351	679,723
Due from related parties	149,644	370,708
Prepaid expenses and other current assets	655,086	633,672

Total current assets	7,281,929	7,177,976
Property and equipment, net	13,511,166	14,865,002
Goodwill	4,987,660	4,987,660
Partnership interests in closely held businesses – at cost	40,934	40,934
Partnership interests in closely held businesses – at cost plus equity in undistributed earnings	8,842,756	7,941,451
Deposits	33,000	33,000

TOTAL ASSETS	$34,697,445	$35,046,023

LIABILITIES AND PARTNERS’ CAPITAL
CURRENT LIABILITIES
Accounts payable and other current liabilities	$2,460,760	$2,728,202
Accrued salaries and wages	1,543,129	1,700,352
Due to related parties	105,429	242,908
Current maturities of long-term debt	5,324,058	5,819,235
Current portion of capital lease obligations	79,583	121,494

Total current liabilities	9,512,959	10,612,191
Long-term debt, net of current portion	7,611,106	9,162,433
Capital lease obligations, net of current portion	—	27,209

Total liabilities	17,124,065	19,801,833
Commitments and Contingencies
Partners’ capital	17,573,380	15,244,190

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$34,697,445	$35,046,023

The accompanying notes are an integral part of these condensed combined financial statements.

Urology Associates of North Texas, L.L.P.

CONDENSED COMBINED STATEMENTS OF INCOME

For the six months ended June 30,

(Unaudited)

	2012	2011
Net patient services revenue	$29,069,622	$27,251,498
Expenses
Salaries and benefits	10,529,131	8,123,260
Rent	1,941,195	1,455,354
Incentive plan payments to partners	4,700,368	5,366,926
Medical supplies and services	2,458,089	1,967,408
Insurance	300,561	312,095
Bad debt expense	639,374	592,345
Depreciation and amortization	1,869,802	1,690,949
Computer and telecommunication expenses	498,742	553,281
Other	3,129,819	2,877,260

Total expenses	26,067,081	22,938,878

Operating income	3,002,541	4,312,620
Other income (expense)
Equity in earnings from investments in partnerships	2,959,667	3,313,649
Interest expense, net	(288,310)	(303,570)
Gain on sale of investment in partnership	—	85,000
Other income	1,637,355	872,700

Total other income, net	4,308,712	3,967,779

Net income	$7,311,253	$8,280,399

The accompanying notes are an integral part of these condensed combined financial statements.

Urology Associates of North Texas, L.L.P.

CONDENSED COMBINED STATEMENTS OF CASH FLOWS

For the six months ended June 30,

(Unaudited)

	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$7,311,253	$8,280,399
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in earnings from investments in partnerships	(2,959,667)	(3,313,649)
Gain on sale of investment in partnership	—	(85,000)
Depreciation and amortization	1,869,802	1,690,949
Bad debt expense	639,374	592,345
Change in operating assets and liabilities:
Accounts receivable	(796,831)	(1,177,167)
Prepaid expenses and other assets	(417,978)	(35,699)
Accounts payable and other current liabilities	(404,921)	233,178
Accrued salaries and wages	(157,223)	(1,977,707)

Net cash provided by operating activities	5,083,809	4,207,649
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(515,966)	(1,182,503)
Disposal of partnership interests	—	285,000
Distributions from equity method investees	2,058,362	2,412,667

Net cash provided by investing activities	1,542,396	1,515,164
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	793,868	510,000
Repayments of long-term debt and capital lease obligations	(2,909,492)	(2,678,010)
Distributions to partners	(4,982,063)	(5,138,962)

Net cash used in financing activities	(7,097,687)	(7,306,972)

Net decrease in cash and cash equivalents	(471,482)	(1,584,159)
Cash and cash equivalents at beginning of year	1,953,587	3,367,215

Cash and cash equivalents at end of period	$1,482,105	$1,783,056

Supplemental cash flow information:
Interest paid	$149,543	$159,564

The accompanying notes are an integral part of these condensed combined financial statements.

Urology Associates of North Texas, L.L.P.

Notes to Unaudited Condensed Combined Financial Statements

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Urology Associates of North Texas, L.L.P., a Texas limited liability partnership (the “Partnership” or “UANT”), was formed pursuant to the laws of the state of Texas on August 1, 1997. The Partnership is a urology group that specializes in various adult and pediatric bladder, prostate and kidney care, including robotic, laparoscopic, and cryotherapy surgeries throughout the Dallas/Fort Worth metropolitan area. Furthermore, the Partnership holds investment interests in other operating entities. The Partnership will dissolve on December 31, 2050, unless dissolved sooner. The liability of an individual partner of the L.L.P. for the Partnership’s debt is limited to that partner’s investment in the Partnership. The accompanying condensed combined financial statements include the accounts of the Partnership, as well as UANT Ventures, L.L.P. (“UANT Ventures”). Due to UANT Ventures having an ownership group that mirrors the Partnership, it has been combined with the Partnership.

The accompanying unaudited condensed combined financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) for interim financial statements. Certain information and note disclosures normally included in annual financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to those principles, although the Partnership believes that the disclosures made are adequate to make the information not misleading. These condensed combined financial statements reflect all adjustments that, in the opinion of management, are necessary for fair presentation of the periods presented. The December 31, 2011 condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by GAAP. The operating results for the interim periods are not necessarily indicative of results for the full fiscal year. These condensed combined financial statements should be read in conjunction with the Partnership’s audited combined financial statements and notes thereto for the year ended December 31, 2011. There have been no significant changes in the information reported in those notes, other than from normal business activities and as discussed herein.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounts Receivable

The Partnership records revenues net of contractual allowances as established with various government related programs and managed care and commercial payers. For the six months ended June 30, 2012 and 2011, contractual allowances totaled $20,511,000 and $13,939,000, respectively. Accounts receivable is stated net of an allowance for doubtful accounts of $328,000 and $337,000 and net of contractual allowances of $2,367,000 and $2,099,000 as of June 30, 2012 and December 31, 2011, respectively.

NOTE 3 – PARTNERSHIP INTERESTS IN CLOSELY HELD BUSINESSES

The Partnership accounted for investments in the following closely held businesses under the equity method of accounting:

	June 30, 2012		December 31, 2011
	Limited Partnership Interest	Carrying Value	Limited Partnership Interest	Carrying Value
Dallas Stone Management, L.P.	6.92%	$467,043	6.92%	$475,030
North Texas Stone Management, L.P.	30.00%	95,895	30.00%	121,667
USMD Hospital at Arlington, L.P.	23.44%	6,696,153	23.44%	6,097,029
USMD Hospital at Fort Worth, L.P.	10.86%	913,027	10.86%	718,271
Metro I Stone Management, L.P.	88.55%	670,638	88.55%	529,454

		$8,842,756		$7,941,451

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	June 30, 2012	December 31, 2011
Office equipment	$1,231,095	$1,227,448
Medical equipment and systems	17,011,365	16,596,194
Furniture and fixtures	1,124,945	1,113,494
Leasehold improvements	9,642,781	9,557,084

Gross property and equipment	29,010,186	28,494,220
Less: accumulated depreciation	(15,499,020)	(13,629,218)

Property and equipment, net	$13,511,166	$14,865,002

Urology Associates of North Texas, L.L.P.

Notes to Unaudited Condensed Combined Financial Statements – (Continued)

NOTE 5 – ADVANCE LOAN AND LONG-TERM DEBT

In March 2012, the Partnership executed an advance promissory note in the aggregate amount of $2,680,000. Advances are expected to be made on this advance note to fund 2012 capital expenditures until the advance loan termination date in March 2013. The advance note requires interest only payments on a monthly basis at LIBOR plus 2.25% with a minimum floor of 4.0% until March 2013. Beginning in March 2013, the outstanding balance is repaid in 60 equal monthly principle installments plus interest at LIBOR plus 2.25% with a minimum floor of 4.0%. As of June 30, 2012, the Partnership has received advances totaling $793,868.

NOTE 6 – RELATED PARTY TRANSACTIONS

The Partnership has transactions in the ordinary course of business with entities that are related through common ownership or management or in which it holds investment interests.

For the six months ended June 30, 2012 and 2011, the Partnership was billed management fees and contract labor of $639,000 and $593,000, respectively, by USMD Cancer Treatment Centers, LLC, a wholly-owned subsidiary of USMD Inc., in which certain partners of UANT hold a cumulative 8.31% ownership interest. At June 30, 2012 and December 31, 2011, $105,000 and $97,000 was due to USMD Cancer Treatment Centers, LLC for these fees and costs and is included in due to related parties on the condensed combined balance sheets.

For the six months ended June 30, 2012 and 2011, the Partnership was billed monthly rental and common area maintenance fees totaling $475,000 and $321,000, respectively, by USMD Hospital at Arlington, L.P. (“USMD Arlington”), in which the Partnership has a limited partnership interest. For the six months ended June 30, 2012 and 2011, the Partnership was billed tenant improvement construction costs totaling $-0- and $285,000, respectively, by USMD Arlington. For the six months ended June 30, 2012 and 2011, for services rendered in connection with research studies conducted, the Partnership was billed $1,000 and $92,000, respectively, by USMD Arlington. At June 30, 2012 and December 31, 2011, $-0- and $145,900 was due to USMD Arlington for these fees and costs and included due to related parties on the condensed combined balance sheets.

For the six months ended June 30, 2012 and 2011, the Partnership billed USMD Arlington tenant improvement allowances totaling $160,000 and $-0-, respectively. As of June 30, 2012 and December 31, 2011, $19,000 and $196,000, respectively, was due from this related party and included in due from related parties on the condensed combined balance sheets.

For the six months ended June 30, 2012 and 2011, the Partnership billed USMD Arlington for radiation therapy services of $158,000, and $65,000, respectively. As of June 30, 2012 and December 31, 2011, $80,000 and $93,000, respectively, was due from this related party for these fees and included in due from related parties on the condensed combined balance sheets.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Leases

The Partnership leases certain medical office space and medical equipment under non-cancelable operating leases expiring between the years 2012 and 2021. Total expenditures related to these leases were $1,941,195 and $1,455,354 for the six months ended June 30, 2012 and 2011, respectively, and are included in rent expense on the condensed combined statements of income. Future minimum lease payments under non-cancelable operating lease agreements at June 30, 2012 are as follows:

July 2012 - December 2012	$1,393,323
2013	2,571,671
2014	2,125,704
2015	1,957,601
2016	1,835,328
2017	1,574,949
Thereafter	3,672,490

Total	$15,131,066

Financial Guarantees

UANT Ventures along with other partners of USMD Arlington have guaranteed, in proportion to their limited partner interest in the hospital, USMD Arlington building, land, and equipment acquisition notes payable of $36.5 million and $37.6 million as of June 30, 2012 and December 31, 2011, respectively. UANT Ventures along with other partners of USMD Fort Worth have guaranteed, in proportion to their limited partner interest in the hospital, USMD Fort Worth equipment acquisition notes payable of $4.3 million and $5.0 million as of June 30, 2012 and December 31, 2011, respectively. Should USMD Arlington and USMD Fort Worth fail to pay the obligations due, the Partnership could potentially be required to make maximum aggregate payments totaling $9.0 million. The guarantees provide for recourse; however, if UANT were required to perform under the guarantee, recovery of any amount would be unlikely. The remaining terms of these guarantees range from one to 31 months. UANT records a liability for performance under financial guarantees, when, upon review of available financial information of USMD Arlington and/or USMD Fort Worth and in consideration of pertinent factors, management determines that it is probable it will have to perform under the guarantee and the liability is reasonably estimable. UANT has not recorded a liability for these guarantees, as UANT believes it is not probable that it will have to perform under these agreements.

Urology Associates of North Texas, L.L.P.

Notes to Unaudited Condensed Combined Financial Statements – (Continued)

In addition, the individual partners of UANT Ventures have guaranteed USMD Fort Worth building and land acquisition notes payable of $0.8 million as of June 30, 2012 and December 31, 2011.

Litigation

The Company is currently subject to a medical malpractice lawsuit. The parties are in the early stages of discovery and the plaintiff has not made specific demands for damages. As such, the Company is unable to estimate a range of loss. The Company is insured against such claims; however based on the facts known to date, the Company believes that any damage award related to such claims would be recoverable from its insurer.

Commitment to Enter into a Businesses Combination

On August 19, 2010, UANT entered into the Contribution and Purchase Agreement (such agreement, the “Original Contribution Agreement”), with USMD Holdings, Inc., a Delaware corporation (“Holdings”), USMD Inc., a Texas corporation (“USMD”), and UANT Ventures, L.L.P., a Texas limited liability partnership (“Ventures”) pursuant to which the entities agreed to combine into a single integrated health services company (such transaction, the “Contribution”). Immediately prior to the Contribution, a subsidiary of Ventures would merge with and into UANT, with UANT surviving as a wholly-owned subsidiary of Ventures, and certain of the USMD shareholders would contribute all or a portion of their shares of USMD common stock to Ventures in exchange for partnership interests in Ventures. When the Contribution is consummated, Ventures would contribute all of its assets, which would include its equity interests in USMD and UANT, and the remaining USMD shareholders would contribute their USMD shares to Holdings in exchange for shares of Holdings common stock. Holdings described the Contribution in its Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) on December 23, 2010 (File No. 333-171386) and declared effective by the SEC on July 25, 2011. On August 23, 2011, the shareholders of USMD and the partners of Ventures voted on and approved the Original Contribution Agreement.

Prior to the consummation of the Contribution, Ventures and Holdings entered into a merger agreements with The Medical Clinic of North Texas, P.A., a Texas professional association (“MCNT”), and Impel Management Services, L.L.C., a Texas limited liability company (“Impel”). As a result of these merger agreements, on February 9, 2012, Holdings, USMD, UANT and Ventures executed an amendment to the Original Contribution Agreement (the “Amendment”) to reflect, among other changes, the effects of the merger agreements on the Contribution. On May 21, 2012, Ventures, Holdings, MCNT and Impel executed a corresponding amendment to the merger agreements. On May 29, 2012, USMD, Ventures, MCNT and Impel voted on and approved the Amendment.

On February 10, 2012, Holdings filed a post-effective amendment to its Form S-4 registration statement describing the amended transaction. The post-effective amendment to the Form S-4 registration statement was declared effective by the SEC on April 30, 2012.

NOTE 8 – SUBSEQUENT EVENTS

The Partnership evaluated its financial statements for subsequent events through September 4, 2012, the date the financial statements were available to be issued.

Consummation of the Businesses Combination

Effective August 31, 2012, UANT and the other parties to the Contribution consummated the mergers and Contribution described in Note 7, and, as a result, UANT and Ventures were effectively acquired at that date as described in the Contribution and merger agreements.